                                                                    Exhibit 11.1
                                                                    ------------

                             Myriad Genetics, Inc.
             Statement Regarding Computation of Net Loss Per Share



                                                    Three Months Ended               Six Months Ended
                                              Dec. 31, 1998   Dec. 31, 1997   Dec. 31, 1998   Dec. 31, 1997
                                              -------------   -------------   -------------   -------------
Net loss                                        ($2,850,259)    ($2,264,621)    ($5,552,761)    ($4,060,422)
Weighted average common shares outstanding        9,391,844       9,279,892       9,367,393       9,259,025
                                              -----------------------------   -----------------------------
Shares used in computation                        9,391,844       9,279,892       9,367,393       9,259,025
                                              =============================   =============================

Net loss per share                                   ($0.30)         ($0.24)         ($0.59)         ($0.44)
                                              =============================   =============================